UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________

Post-Effective Amendment No. 1 to Form S-1 Registration Statement

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________

EMBARR DOWNS, INC.
(Exact name of registrant as specified in its charter)

Nevada	7948	46-3403755
(State or other jurisdiction	(Primary Standard Industrial	(IRS Employer Id. No.)
of incorporation or organization)	Classification Code Number)

205 Ave Del Mar #984 San Clemente, CA 92674
(Address of principal executive offices) (zip code)

(949) 461-1471
(Registrant’s telephone number, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Explanatory Note

On December 12, 2013, Embarr Downs, Inc. (“Embarr”) filed with the Securities and Exchange Commission (“Commission”) a registration statement on Form S-1 (File No. 333-192804) (“Registration Statement”), which was amended by pre-effective amendments filed on December 16, 2013, January 13, 2014, and February 7, 2014, to register the offer and sale of 3,000,000 shares of Embarr common stock, $0.001 par value, offered by Embarr.  The Registration Statement was declared effective by the Commission on February 24, 2014.  Embarr sold 3,000,000 shares of its common stock pursuant to the Registration Statement.

Termination of Offering

As the Company has sold the entire amount of shares being offered, the Company has terminated the offering related to this registration Statement.

Common Shares Outstanding

As of May 22, 2014, Embarr had 48,075,284 shares of its common stock, $0.001 par value, issued and outstanding.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 22nd day of May, 2014.

EMBARR DOWNS, INC.

By:	/s/ Joseph Wade
Joseph Wade
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on May 22, 2014 by the following persons in the capacities indicated:

By:	/s/ Joseph Wade
Joseph Wade President, Chief Executive Officer, Principal Executive Officer, Treasurer, Principal Financial Officer, Secretary and Director (Sole Officer and Director)

3